CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-2 of our report dated August 28, 2024, relating to the financial statements and financial highlights of RiverNorth Flexible Municipal Income Fund II, Inc., which is included in Form N-CSR for the year ended June 30, 2024, and to the references to our firm under the headings “Financial Highlights” and “Senior Securities” in the Prospectus and “Independent Registered Public Accounting Firm” and “Financial Statements” in the Statement of Additional Information.

/s/COHEN & COMPANY, LTD.

Cleveland, Ohio

February 20, 2025